                                                           EXHIBIT 23.1(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of U.S. Office Products Company of our reports as of the dates and the related financial statements of the companies listed below which appear in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price
Waterhouse LLP has not prepared or certified such "Selected Financial Data".



         Company                                        Date
         -------                                        ----
U.S. Office Products Company                            May 31, 1996, except as
                                                         to the third paragraph of
                                                         Note 3, which is as of July
                                                         27, 1996 and Note 15 which
                                                         is as of July 10, 1996

Raleigh Office Supply Company, Inc.                     March 8, 1996

Emmons-Napp Office Products, Inc.-Commercial Division   May  15 , 1996

The Office Furniture Store, Inc.                        August 16, 1996

Carolina Office and Equipment Company                   July 10, 1996

Copenhaver Holdings, Inc. And Subsidiary                August 31, 1995

Mark's Office Furniture                                 June 25, 1996


PRICE WATERHOUSE LLP
Minneapolis, Minnesota
September 30, 1996